UNITED STATES
                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                             FORM SB-2
                   POST EFFECTIVE AMENDMENT NO. 2

      REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        SPECIAL ACQUISITIONS, INC.
     (Exact name of small business issuer as specified in its charter)

   NEVADA                    6770                33-0852869
(State or other  (Primary Standard Industrial  (IRS Employer
jurisdiction of   Classification Code Number)  Identification
 incorporation or                                  Number)
 organization)

         1945 South Poplar Street, Denver, Colorado  80224
        (Address of principal executive offices)  (Zip Code)
                   ---------------------------
                        Scott D. Bengfort
                  7405 Charmant Drive, Suite 1921
                    San Diego, California 92122
                         (858) 643-9380
     (Name, Address and Telephone Number of Agent For Service)
                   ---------------------------

The Registrant hereby applies for consent to deregister all shares registered to be issued pursuant to this Registration Statement, which became effective on March 20, 2000.

The Company terminated the Rule 419 escrow on May 3, 2001. All proceeds held in the escrow and all interest thereon was returned to the subscribers on or before May 10, 2001. The subscription for all shares was cancelled and no shares have been issued under this registration statement.


                         SIGNATURES

In accordance with the requirements of the Securities Act of 1933,the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized by power of attorney, in the City of San Diego, State of California, on June 25, 2001.

SPECIAL ACQUISITIONS, INC. (Registrant)


By:/s/__________________________________________
       Scott D. Bengfort, President